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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                    Proxy Statement Pursuant to Section 14(a)
                                       of
                       the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[x] Soliciting Material Pursuant to Section 240.14a-12

                                  PULITZER INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)   Amount Previously Paid:

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         This filing relates to a planned merger of LP Acquisition Corp., a
Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Lee Enterprises, Incorporated, a Delaware corporation ("Lee") with and into Pulitzer Inc. ("Pulitzer") (the "Merger"), with Pulitzer as the surviving corporation pursuant to the terms of an Agreement and Plan of Merger, dated as of January 29, 2005 by and among Pulitzer, Lee and the Purchaser (the "Merger Agreement").

         The following is a newspaper article published on February 2, 2005 in the St. Louis Post-Dispatch.

Lee CEO Junck meets Post-Dispatch employees
By Christopher Carey
Of the Post-Dispatch

Mary Junck, chairman and chief executive of Lee Enterprises Inc., stood in the newsroom of the Post-Dispatch on Tuesday and reflected on the dizzying 48 hours since the company announced its $1.46 billion deal for Pulitzer Inc.

"We've had a couple of great days," she said, after a question-and-answer session with newsroom employees.

Junck and other Lee executives paid a whirlwind visit to St. Louis to talk with workers at the Post-Dispatch and the Suburban Journals of Greater St. Louis about the company and the deal, which was announced late Sunday.

"I know from your point of view there's certainly a bittersweet feeling," she said, noting that the sale marks the end of one of the nation's most storied media companies.

Junck sought to reassure employees who were worried about sudden change at the Post-Dispatch. She praised Editor Ellen Soeteber and Publisher Terrance C.Z. Egger and noted that they would remain.

Junck also tried to allay concerns that Lee would slash budgets to recoup some of the money it is paying for Pulitzer.

"We're very much a company that believes you can't save your way to good performance," Junck said. "You have to drive revenue."

Lee announced Sunday it had agreed to pay $64 a share in cash for all of Pulitzer's shares, including the controlling interest held by members of the Pulitzer family.

The combination of the two companies will make Lee the fourth-largest U.S. newspaper publisher in terms of dailies owned, and the seventh-largest in circulation.
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For Lee executives, Monday was devoted largely to conference calls with securities analysts, reporters and editors at Lee and Pulitzer papers and others wanting details.

Lee's move has been well received by shareholders, securities analysts and others with an interest in the company, Junck said.

"They seem to understand the strategic fit," she said.

The reception at the five meetings at the Post-Dispatch and Suburban Journals on Tuesday also was positive, Junck said.

The first thing on Junck's agenda Tuesday was to meet with Emily Rauh Pulitzer, the widow of Joseph Pulitzer Jr. and the company's largest shareholder.

"It was a great conversation," Junck said. "I think she's very pleased."

The two met once before, late last year, when Lee was still contemplating a deal for Pulitzer.

Lee knew from the start that Pulitzer's 12 smaller dailies were a good match for its operations, Junck said.

After the company analyzed economic and demographic data for the St. Louis area, it noted that the cultural, retail and health care offerings draw people and money from outside the region, she said.

"At Lee, our markets largely are regional hubs as well," Junck said.

The similarities were enough to convince Lee it could succeed in St. Louis.

Lee operates 44 daily newspapers in 19 states. It had revenue of $683 million and profit of $86.1 million in its latest fiscal year.

Lee's closest papers to St. Louis include the Quad-City Times, in its hometown of Davenport, Iowa; the Herald & Review in Decatur, Ill., and the Southern Illinoisan in Carbondale, Ill.

Pulitzer owns 14 dailies, as well as more than 100 weekly newspapers and other publications. It had revenue of $444 million and profit of $44.1 million last year.

Lee emphasizes local news, as well as local decision-making by editors and publishers.

Lee's philosophy is that people have multiple sources for national and international news, but should have only one source of definitive local news - its papers.

"What that really comes down to is, 'How do we make national or international news relevant to readers?'" said David B. Stoeffler, Lee's vice president for news.

Because Junck is the Lee executive with the most experience at metropolitan papers, she will oversee the Post-Dispatch at the corporate level.
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She did the same thing when Lee bought 16 newspapers from Howard Publications in
2002. One of the new properties was the North County Times, a 93,000-circulation paper in an area just north of San Diego.

Before joining Lee, Junck had been publisher of the Baltimore Sun and the St. Paul Pioneer-Press.

Reporter Christopher Carey
E-mail: ccarey@post-dispatch.com
Phone: 314-340-8291

ADDITIONAL INFORMATION AND WHERE TO FIND IT

         The proposed transaction will be submitted to Pulitzer's stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders' approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction.

         STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC's Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

PARTICIPANTS IN THE SOLICITATION

         Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding
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Pulitzer's directors and executive officers is available in Pulitzer's proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.